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        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 NAVIDEC, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement Number: ......................

     (3) Filing party: .........................................................

     (4) Date filed: ...........................................................

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

                                 NAVIDEC, INC.
                             FIDDLER'S GREEN CENTER
                          6399 FIDDLER'S GREEN CIRCLE
                                   SUITE 300
                       GREENWOOD VILLAGE, COLORADO 80111

                              PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD OCTOBER 12, 2000 AT 1:30 P.M.

To the Shareholders of NAVIDEC, Inc.:

     An Annual Meeting of the shareholders of NAVIDEC, Inc. (the "Company") will be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111 at 1:30 P.M. on October 12, 2000, or at any adjournment or postponement thereof, for the following purposes:

          1. To vote upon the election of directors;

          2. To vote upon a proposed Employee Stock Purchase Plan;

          3. To vote upon a proposed amendment to increase from 2,000,000 to 3,000,000 the number of shares of Common Stock issuable under the Company's Stock Option Plan;

          4. To vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to permit the issuance of non-voting common shares; and

          5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on September 1, 2000 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

     Also enclosed is a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF NAVIDEC OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By order of the Board of Directors

                                          J. RALPH ARMIJO
                                          President and Director

September 8, 2000

                                PROXY STATEMENT

                                 NAVIDEC, INC.
                                    C/O CSI
                                 P.O. BOX 1596
                             DENVER, CO 80201-1596
                                 (303) 234-5300

                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD OCTOBER 12, 2000 AT 1:30 P.M.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NAVIDEC, Inc. (the "Company"), a Colorado corporation, to be voted at an Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111 at 1:30 P.M. on October 12, 2000, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about September 8, 2000. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries.

     Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on record date by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on September 1, 2000, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding 11,056,987 shares of the Company's no par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding. A list of shareholders of record entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting, for a period of ten days prior to the annual meeting, during normal business hours at the offices of Navidec, Inc., 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. The list will also be available at the meeting.

     A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters upon which the shareholders are to vote. Accordingly, any shares present but not voted shall have the same effect as shares voted against approval.

                             NOMINEES FOR DIRECTOR

     The Company's Board of Directors currently consists of six members. All directors hold office until the next annual meeting of the Company's shareholders and their successors are elected and qualified. The nominees for the directors to be elected at the Annual Meeting are the following current directors of the Company: J. Ralph Armijo, Patrick R. Mawhinney, Andrew Davis, Lloyd G. Chavez, Jr. and Gerald A. Marroney. Michael Kranitz is not standing for re-election to the Board of Directors. From and after the Annual Meeting the Board of Directors will consist of five members.

     The proxies will be voted for the nominees for director unless a contrary specification is made in the proxy. All nominees have indicated their willingness to serve as directors of the Company. However, if any nominee is unable or should decline to serve as a director, it is the intention of the person named in the proxy to vote for such other person as he in his discretion shall determine.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NOMINEES NAMED ABOVE.

     The following table sets forth, with respect to each director and each nominee for director, the individual's age, his positions and offices with the Company, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table.

                                                                                          PERIOD FROM
NAME                                      AGE                  POSITION                   WHICH SERVED
----                                      ---                  --------                   ------------
J. Ralph Armijo.........................  47     President, Chief Executive Officer           7/93
                                                   and Director
Patrick R. Mawhinney....................  36     Chief Financial Officer, Treasurer,          7/96
                                                   Secretary and Director
Michael S. Kranitz......................  39     President Automotive Division and           12/98
                                                   Director
Andrew S. Davis.........................  46     Director                                     4/97
Lloyd G. Chavez, Jr.....................  50     Director                                     4/97
Gerald A. Marroney......................  47     Director                                     4/97

     J. RALPH ARMIJO has served as our President, Chief Executive Officer and as one of our directors since our inception in 1993. Since June 1999, Mr. Armijo has served as the Chairman of the Board of DriveOff.com. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a communications company which also produces testing and measuring equipment, most recently as its Western Regional Manager. From 1976 to 1981, Mr. Armijo was employed by IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.

     PATRICK R. MAWHINNEY has served as our Chief Financial Officer, Treasurer and as a director since July 1996. Mr. Mawhinney has served as our Secretary since August 1999. Prior to that he served as the President of Interactive Planet, Inc. from its inception in May 1995 until its merger with us in July 1996. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS\Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995. He received his B.S. from Colorado State University.

     MICHAEL S. KRANITZ has served as a director since December 1998. Since June 1999, Mr. Kranitz has served as President of DriveOff.com. From October 1997 until December 1998, Mr. Kranitz served as the Chief Executive Officer and President of LeaseSource Online, Inc., an automotive leasing information company. From January 1997 until October 1997, Mr. Kranitz worked with a computer company primarily on the development of the intellectual property used by LeaseSource, Inc. and in October 1997, Mr. Kranitz acquired from that company those intellectual property rights. From 1994 until December 1996, Mr. Kranitz was a partner with the law firm of Benesch, Friedlander, Coplan & Aronoff LLP. Mr. Kranitz received a B.S. from the University of Florida and a J.D. from Vanderbilt School of Law.

     ANDREW S. DAVIS has served as a director since April 1997. Mr. Davis has served as Director of Global & Strategic Sales for InFocus Systems, Inc., a manufacturer of high resolution projection systems since November 1997. Mr. Davis served as our Vice President of Sales and Marketing from May 1996 until November 1997.

From January 1994 to May 1996, Mr. Davis was manager of wholesale distribution at InFocus Systems. From September 1982 to January 1994, Mr. Davis held various sales and marketing positions at Tektronix, Inc., including Director of Marketing for the Interactive Technologies Division. Mr. Davis attended the University of Denver where he studied business management and marketing.

     LLOYD G. CHAVEZ, JR. has served as a director since April 1997. He has been a director of the Burt Group of automobile dealerships in Denver, Colorado since 1988 and director of Automotive Markets of the Burt Group since 1994. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, intellectual property acquisitions, strategic planning and market research. From 1982 to 1983, Mr. Chavez held the position of Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. from the University of Colorado, his M.A. from Denver Seminary, his Ph.D. from the University of Virginia and was a post-doctoral Fellow in Chemistry at Cornell University.

     GERALD A. MARRONEY has served as a director since April 1997. He has served as a State of Colorado District Court Judge in Pueblo County, Colorado since 1990. Before that time he was a practicing attorney in Pueblo, Colorado. Mr. Marroney received his B.S. from Southern Colorado State College and his J.D. from Oklahoma City University.

     None of the Company's directors are related to any other director or executive officer. None of the Company's directors hold any directorships in any other public company.

COMMITTEES AND MEETINGS

     The Board has a Compensation Committee and an Audit Committee, but does not have a standing nominating committee or other committee performing similar functions. The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. This committee, comprised of Messrs. Chavez, Marroney, and Mawhinney, met four times during 1999. All members of the Compensation Committee attended each meeting. The Audit Committee assists the Board in fulfilling its responsibilities for financial reporting by the Company. The Audit Committee recommends the engagement and discharge of independent auditors, directs and supervises special investigations when necessary, reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, considers the range of audit fees, and reviews the scope and results of the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls. Members of the Audit Committee are Messrs. Chavez and Marroney. Mr. Mawhinney was a member of the Audit Committee during 1999. The Audit Committee met four times during 1999 to review the audit plan and the results of the audit and to plan and recommend auditors for the next audit. All members of the Audit Committee attended each meeting.

     In December 1999, the Securities and Exchange Commission approved the amendments to the Nasdaq Stock Market, Inc.'s rules relating to the structure and membership on the audit committee of companies whose stock is traded on Nasdaq. In response to these new requirements, on June 1, 2000, the Board adopted a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of Navidec's annual financial statements, reviews of drafts of such statements and monitors the functioning of Navidec's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

     On March 17, 2000, the audit committee met to discuss the fourth quarter earnings and to discuss the resignation of the Company's Chief Financial Officer, Patrick R. Mawhinney.

     On April 10, 2000, the Audit Committee met with members of the Arthur Andersen LLP engagement team to review the results of the 1999 audit. During this meeting, the Audit Committee discussed the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380) and Statement on Auditing Standards No. 1 with Arthur Andersen. Arthur Andersen delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgement, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with Arthur Andersen its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 1999 and the results of the audit with the Company's management. Based upon its meetings with Arthur Andersen and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     During 1999, the full Board of Directors met eight times. No director attended less than 75% of the total of Board and committee meetings held during the director's tenure on the Board and its committees.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement, other than Messrs. Armijo, Mawhinney and Kranitz, are identified below, together with information regarding the business experience of such officers. Information regarding the business experience of Messrs. Armijo, Mawhinney and Kranitz is set forth above under the heading "NOMINEES FOR DIRECTOR." Each executive officer is elected annually by the Company's Board of Directors and serves at the pleasure of the Board.

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Ken Bero..................................  45     Chief Operating Officer
Brad E. Nixon.............................  40     Vice President - Technology
Greg Hanchin..............................  39     Vice President - Sales

     KENNETH P. BERO has served as our Chief Operating Officer since July 1999 and before that was our Vice President of Sales since December 1997. From July 1996 to December 1997, Mr. Bero was Director of Sales, SGI Business Group at Access Graphics, a wholesale distributor of UNIX based hardware and software products. From September 1989 to June 1996, Mr. Bero held various sales and sales management positions at Tektronix, Inc. including Business Development Manager, Major Account Group Manager and National Reseller Group Manager for the Display Products Division. Mr. Bero received his B.A. from Bates College and his M.B.A. from Northeastern University.

     BRAD E. NIXON has served as our Vice President of Technology since July 1999. From January 1998 to July 1999, Mr. Nixon served as our Director of Software Development. From January 1997 to January 1998, Mr. Nixon served as a partner of Securalarm, Inc., a residential security business. From May 1993 to January 1997, Mr. Nixon was Director of Technical Services for a non-profit organization. Mr. Nixon earned his B.S. from Iowa State University.

     GREG HANCHIN has served as our Vice President of Sales since July 1999. From December 1997 to July 1999, Mr. Hanchin was Director of Sales for our E-Solutions division. From May 1996 to December 1997, Mr. Hanchin served as Regional Sales Manager for Netscape. From June 1989 to May 1996, Mr. Hanchin held various sales and marketing positions at Access Graphics. Mr. Hanchin received his B.S. from Minot State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for those reports and the Company must identify in this report those persons who did not file those reports when due. Based solely on the Company's review of copies of the reports filed with the SEC and written representations of its directors and executive officers:

     Kenneth P. Bero failed to file a Form 3 at the time he became an officer of the Company in 1998. Mr. Bero timely filed a Form 4 in April 2000 in connection with the exercise of his options, which represent his only securities in the Company. Brad E. Nixon failed to file a Form 3 at the time he became an officer of the Company in July 1999. Mr. Nixon has filed a Form 5, reflecting a grant of options to him during 1998. The Form 5 filing was not made on a timely basis. Greg Hanchin failed to file a Form 3 at the time he became an officer of the Company in July 1999. Mr. Hanchin has filed a Form 5, reflecting the grant of options to him during 1998 and 1999. The Form 5 filing was not made on a timely basis. Michael S. Kranitz failed to file a Form 3 at the time he became an officer and director of the Company in 1998. Mr. Kranitz has filed a Form 5, reflecting the acquisition of securities in 1998 and the grant of options in 1999 for which a Form 4 should have been filed. The Form 5 filing was not made on a timely basis. Andrew S. Davis failed to file a Form 3 at the time he became a director of the Company in 1997. Mr. Davis has filed a Form 5 reflecting the acquisition and sale of securities during 1997, 1998 and 1999, and the grant of options in 1998 and 1999, for which Form 4 filings were required. The Form 5 filing was not made on a timely basis. Lloyd G. Chavez, Jr. failed to file Form 4s in connection with five separate option grants to him during 1998 and 1999. Mr. Chavez has filed a Form 5 with respect to the grants. The Form 5 filing was not made on a timely basis. Gerald A. Marroney failed to file a Form 4 in connection with five separate option grants to him during 1998 and 1999.

     Except as set forth above, the Company believes that its current officers and directors are in compliance with Section 16(a).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation paid to the Company's Chief Executive Officer and four other executive officers of the Company, for the last three fiscal years.

                             LONG TERM COMPENSATION

                                                                       RESTRICTED      SECURITIES
NAME AND PRINCIPAL                                         ANNUAL        STOCK         UNDERLYING       LTIP      ALL OTHER
POSITION                    YEAR    SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS/ SARS(#)   PAYOUTS   COMPENSATION
------------------          ----   --------   -------   ------------   ----------   ----------------   -------   ------------
J. Ralph Armijo...........  1999   $214,000   $61,825        $0            $0           150,000          $0           $0
  President and CEO         1998   $172,133   $     0        $0            $0           146,000(1)       $0           $0
                            1997   $156,141   $12,869        $0            $0                 0          $0           $0
Ken Bero..................  1999   $150,000   $42,952        $0            $0                 0          $0           $0
  COO (5)                   1998   $104,706   $25,000        $0            $0           125,000(2)       $0           $0
Greg Hanchin..............  1999   $150,000   $40,906        $0            $0            20,000(3)       $0           $0
  VP Sales                  1998   $ 78,750   $49,424        $0            $0            50,000(3)       $0           $0
                            1997   $  2,500   $     0        $0            $0                 0          $0           $0
Pat Mawhinney.............  1999   $135,000   $21,459        $0            $0            50,000(5)       $0           $0
  CFO                       1998   $ 87,000   $12,583        $0            $0            57,000(5)       $0           $0
                            1997   $ 83,400   $     0        $0            $0                 0          $0           $0
Michael Kranitz...........  1998   $150,000   $     0        $0            $0            83,333(4)       $0           $0
  President 1998
  DriveOff

---------------
(1) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Armijo during 1998.

(2) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Bero during 1998.

(3) Mr. Hanchin commenced working with the Company in December 1997 but did not receive any compensation from the Company until after January 1, 1998.

(4) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Kranitz during 1999.

(5) The numbers indicated represent the number of shares of common stock underlying stock options granted to Mr. Mawhinney during 1998 and 1999.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1999 to the Company's Chief Executive Officer and the other named executive officers. The company has issued no stock appreciation rights.

                               INDIVIDUAL GRANTS

                                            NUMBER OF       % OF TOTAL
                                           SECURITIES         OPTIONS
                                           UNDERLYING         GRANTED
                                          OPTIONS/ SARS   TO EMPLOYEES IN   EXERCISE OR BASE
NAME                                         GRANTED        FISCAL YEAR      PRICE ($/ SH)     EXPIRATION DATE
----                                      -------------   ---------------   ----------------   ---------------
Ralph Armijo............................     150,000           31.4%             $9.25            9/21/2004
Greg Hanchin............................      20,000            8.2%             $4.06             1/5/2004
Pat Mawhinney...........................      50,000           10.5%             $9.25            9/21/2004

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1999 by the Company's Chief Executive Officer and the other named executive officers, and the fiscal year-end value of unexercised options held by him.

                                                                       NUMBER OF
                                                                      SECURITIES           VALUE OF
                                                                      UNDERLYING          UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                             SHARES                 OPTIONS/SARS AT     OPTIONS/SARS AT
                                            ACQUIRED                  FY-END (#)          FY-END ($)
                                               ON         VALUE       EXERCISABLE        EXERCISABLE/
NAME                                      EXERCISE (#)   REALIZED    UNEXERCISABLE     UNEXERCISABLE (1)
----                                      ------------   --------   ---------------   -------------------
J. Ralph Armijo.........................       0            0       146,000/150,000   $1,314,000/$412,500
Ken Bero................................       0            0       125,000/0         $1,125,000/0
Greg Hanchin............................       0            0       70,000/0          $158,800/$328,000
Michael Kranitz.........................       0            0       83,334/0          $578,000/0
Pat Mawhinney...........................       0            0       57,000/50,000     $513,000/$137,500

---------------
(1) The value indicated was calculated by determining the difference between the fair market value of the Company's common stock underlying the stock options on December 31, 1999 and the exercise price of those options.

DIRECTOR COMPENSATION

     None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. Outside members of the Board of Directors received options to purchase 10,000 shares of common stock issued under the Company's stock option plan.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered an Employment Agreement with Mr. Armijo effective May 1, 1998. The term of that agreement is for one year and it renews automatically for two additional one-year periods provided that neither Mr. Armijo nor the Company provide the other with notice of its intent to not renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Armijo's current annual salary under the agreement is

$250,000 and his salary is reviewed annually. The agreement also provides that Mr. Armijo will be paid an annual bonus. Because Mr. Armijo remained employed with the Company through the first anniversary date of the agreement, the Company must pay Mr. Armijo a special bonus (the "Special Bonus") in the event that there is a "Change in Control" of the Company, as defined in the agreement. The Special Bonus will be equal to Mr. Armijo's then effective annual salary, plus the greater of the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, and the average of the bonuses paid or payable to Mr. Armijo in respect of 1999, 1998 and 1997. If a change of control occurred, as of April 1, 2000 Mr. Armijo would receive $312,000.

401(k) PLAN

     The Company has a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan. The amount of employee contributions is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company did not make any contributions in 1998.

STOCK OPTION PLAN

     The Company's officers and directors may receive stock options issued under the Company's stock option plan.

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's common stock from February 12, 1997 (the date the Company's common stock was first traded in a public market) through December 31, 1999 with the cumulative total return on (1) the NASDAQ Composite Index and (2) the Goldman Sachs Technology Index (GSTI) -- Services Index. The comparison assumes the investment of $100 on February 12, 1997 in the Company's common stock and in each of the indices and, in each case, assumes reinvestment of old dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.
[Stock Performance Graph]

                                                                                                        GOLDMAN SACHS TECHNOLOGY
                                                      NAVIDEC, INC.          NASDAQ COMPOSITE INDEX               INDEX
                                                      -------------          ----------------------     ------------------------
2/13/97                                                  100.00                      100.00                      100.00
12/31/97                                                  73.86                      114.56                      113.60
12/31/98                                                  92.05                      159.96                      141.60
12/31/99                                                 218.18                      296.85                      177.56

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Performance Graph set forth in this Proxy Statement shall not be deemed to be incorporated by reference into any such filings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 1, 2000, concerning the beneficial ownership of the Company's common stock by each person who beneficially owns more than five percent of the common stock; by each of the Company's executive officers and directors; and by all executive officers and directors as a group. The percentage calculations are based on 11,056,987 shares outstanding as of September 1, 2000.

                                                              NUMBER OF SHARES      PERCENT OF
                                                              OF COMMON STOCK       BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(2)                            OWNED            OWNERSHIP
---------------------------------------                       ----------------      ----------
J. Ralph Armijo.............................................       805,649(3)           7.3%
Patrick R. Mawhinney........................................       156,357(3)           1.4%
Kenneth P. Bero.............................................       125,000(3)           1.1%
Michael Kranitz.............................................       333,334(3)(7)        3.0%
Greg Hanchin................................................        70,000(3)              (1)
Andrew Davis................................................        31,250(3)              (1)
Lloyd G. Chavez, Jr. .......................................        24,250(3)(4)           (1)
Gerald A. Marroney..........................................        20,000(3)              (1)
All directors and executive officers as a Group (Eight                                 14.2%
  Persons)..................................................     1,565,840
Franklin Resources Inc. ....................................       666,000(5)(6)        6.0%
901 Marines Island Blvd.,
6th Floor
San Mateo, CA 94404

Rule 13d-3 under the Securities Exchange Act of 1934, provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.
---------------
(1) Less than one percent.

(2) Except as indicated herein, the business address for each person is 6399 S. Fiddler's Green Circle, Suite 300 Greenwood Village, CO 80111.

(3) The number of shares indicated includes shares of common stock underlying options that are currently exercisable, as of April 1, 2000 which are held by the following persons in the amounts indicated: Mr. Armijo (146,000); Mr. Mawhinney (57,000); Mr. Bero (125,000); Mr. Hanchin (70,000) Mr. Davis (20,000); Mr. Marroney (20,000); Mr. Chavez (20,000); and Mr. Kranitz (83,334).

(4) LGC Management owns 4,250 shares of common stock. Mr. Chavez is President of LGC Management and may be deemed the beneficial owner of such shares.

(5) Represents a beneficial owner of more than 5% of the Common Stock based on the owners's reported ownership of shares of common stock in filings made with the Securities and Exchange Commissioner pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended. Information with respect to each beneficial owner is as of the date of the most recent filing by the beneficial owner with the Securities and Exchange Commissioner and is based solely on information contained in such filings.

(6) Franklin Resources, Inc. is a parent holding company of various investment advisory subsidiaries which have all investment and/or voting power over the shares that are reported on this chart. Charles P. Johnson and Rupert H. Johnson, Jr. each own in excess of ten percent of the outstanding common stock of Franklin Resources, Inc. and are the principal shareholders of Franklin Resources, Inc. Franklin Resources, Inc. and Messrs. Johnson and Johnson may be deemed to be the beneficial owners of the common stock over which

    Franklin Resources, Inc.'s subsidiaries have investment and/or voting power, but they disclaim ownership of the common stock.

(7) The number of shares indicated includes 61,250 shares of common stock owned by Mr. Kranitz's wife, Abby L. Kranitz. Mr. Kranitz is deemed to beneficially own the shares held by Ms. Kranitz.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1997, Ralph Armijo guaranteed a line of credit in the amount of $750,000 extended to us by USA Funding, Dallas, Texas. No compensation was paid by Navidec for the personal guarantee. The line of credit was repaid in September, 1999.

     Although the foregoing transaction was determined without arm's length negotiations and involved conflicts of interest between the interests of the related party and the Company, the Company believes that the transaction was entered into on terms no less favorable to the Company than could have been obtained from independent third parties.

                         OTHER MATTERS TO BE VOTED UPON

                          EMPLOYEE STOCK PURCHASE PLAN

     On April 7, 2000, Navidec's Board of Directors voted to adopt, subject to shareholder approval, the Navidec 2000 Employee Stock Purchase Plan (the "Plan"), and to reserve 500,000 shares of Navidec's common stock for issuance under the Plan. A summary of the Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit B.

     Purpose. The purpose of the Plan is to provide employees of the Company, and those subsidiaries as may be designated by the Board, with an opportunity to purchase Common Stock.

     Administration. The Plan will be administered by the Board, or a committee named by the Board (the "Administrator"). The Administrator has the power to construe and interpret the Plan, and to adopt, amend, and rescind such rules and regulations for the administration of the Plan as it may deem desirable.

     Eligibility. All employees of the Company or any subsidiary designated by the Board who customarily work at least 10 hours per week are eligible to participate in the Plan except for employees owning or holding options to acquire 5% or more of the value or voting power of all outstanding shares of all classes of stock of the Company and employees who are prohibited from participating in the Plan by law. Approximately 215 employees of the Company and its designated subsidiaries will be eligible to participate in the Plan as of August 1, 2000.

     Grant, Exercise and Expiration. Each eligible employee who timely elects to participate in the Plan will be granted an option to purchase shares of Common Stock through accumulated payroll deductions. Options will be granted to participating employees on November 1, 2000, and on each succeeding January 1 and July 1, until the first of the following to occur: no shares of Common Stock are available for grant purposes under the Plan, the Board terminates the Plan, or the Plan's ten year term ends.

     Each option granted on November 1, 2000 will be automatically exercised on December 31, 2000. For all other grants, each option will be automatically exercised on June 30 (if the grant date was January 1) and December 31 (if the grant date was July 1). Any date on which an option to purchase Common Stock is exercisable is referred to as an "Exercise Date."

     Enrollment. An eligible employee may elect to become a participant in the Plan by authorizing a regular payroll deduction from the employee's paycheck to be applied to the purchase of Common Stock. A participant's request authorizing a payroll deduction will remain effective for the period from November 1, 2000 to December 31, 2000, or, if the employee does not enroll for the initial offering period, for each January 1 to June 30 period and each July 1 to December 31 period for which the employee elects to participate. A participant's payroll deduction may be in any whole percentage from 1% to 15% of the participant's compensation payable each pay period. A participant may not make cash contributions or payments to the Plan.

A book account will be established for each participant, to which the participant's payroll deductions will be credited, until these amounts are either withdrawn, distributed or used to purchase Common Stock, as described below. No interest will be credited on these cash amounts.

     A participant may decrease the rate of his payroll deduction contributions on one occasion during any six month offering period beginning January 1 and ending June 30, and once in any six month offering period beginning July 1 and ending December 31. A participant may withdraw all the contributions credited to his account under the Plan at any time prior to five business days before the Exercise Date for the then current six month offering period, subject to any procedural requirements as may be imposed by the Administrator. All of the payroll deduction contributions credited to the participant's account under the Plan will be paid to him as soon as practicable after the participant has notified the Administrator of his withdrawal from the Plan, his option to purchase Common Stock for the then current period will be automatically terminated, and no further payroll deduction contributions to purchase Common Stock will be made during that six month offering period.

     Any withdrawal from the Plan will not have any effect on a participant's eligibility to participate in subsequent six month offering periods.

     Number of Shares That May Be Purchased. An option granted to an employee under the Plan will give the employee the right to purchase, on the Exercise Date for the six month offering period, the number of whole shares of Common Stock which may be purchased with such employee's accumulated payroll deductions as of such date at the applicable purchase price. However, no option granted on January 1 or July 1 will give an employee the right to purchase shares for an aggregate purchase price in excess of 15% of the employee's eligible compensation during the January 1 to June 30 or July 1 to December 31 period in which the option was granted. In addition, no employee may be granted an option under the Plan (or any other plan of the Company or its subsidiaries which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") which would permit the employee to purchase stock under the Plan (or such other Section 423 plan) in any calendar year with a fair market value (determined as of the time such option is granted) in excess of $25,000.

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Plan will be that number of shares approved by the shareholders, but not fewer than 500,000. In the event of a stock dividend, recapitalization, stock split, merger or similar transaction, the number, kind and/or purchase price of the shares of Common Stock available for purchase under the Plan will be adjusted, as appropriate.

     Exercise Price. The exercise price per share of Common Stock under the Plan as of any Exercise Date is 85% of the lower of (a) the fair market value of a share of Common Stock on the first day of the six month offering period, or
(b) the fair market value of a share of Common Stock on the last day of the six month offering period, provided, however, that the maximum number of shares an employee may purchase during any six month offering period is 5,000 shares, subject to the other limitations described above. The fair market value of shares of Common Stock for this purpose will be determined by the Board in its discretion based on the closing price of the Common Stock for the date preceding the date of determination or, if that date is not a trading date, on the immediately preceding trading date on which there was a closing price, as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market. If the Common Stock is listed on a stock exchange, the fair market value will be the closing price on such exchange on the date preceding the determination date or, if such date is not a trading date, on the immediately preceding trading date as reported in the Wall Street Journal.

     Termination of Employment or Decrease in Hours Worked. If the participant's employment is terminated or interrupted or if he ceases to work at least 10 hours per week prior to the Exercise Date for any six month offering period, and such termination, interruption, or decrease in hours is not pursuant to certain leaves of absence agreed to in writing by the Company, the payroll deduction contributions credited to his account under the Plan will be returned to him and his option to purchase Common Stock will automatically terminate.

     Current Market Price of Common Stock. On September 1, 2000, the closing price of shares of Common Stock as reported on the NASDAQ was $8.0625 per share.

     Federal Income Tax Considerations. Under Section 423(a) of the Code, an employee who receives a transfer of a share of Common Stock pursuant to the Plan will be entitled to the benefits of Section 421(a) of the Code. Under that Section, an employee will not be required to recognize income at the time the option is granted or at the time the option is exercised and the Company will not be allowed a deduction with respect to the amount transferred. If, as currently contemplated by the Plan, the option price applicable to any offering made under the Plan is less than 100% (but not less than 85%) of the fair market value of the Common Stock on the date of grant, then, provided the holding periods described below are met, upon the disposition of the shares of Common Stock by the employee (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for the Common Stock; or (ii) the excess of the fair market value of the Common Stock on the date the option is granted over the option price (determined as of the date the option is granted). The amount recognized as ordinary compensation income will increase the employee's basis in such shares. Any additional gain or any loss resulting from the disposition will be taxed as capital gain or loss.

     In order for an employee to receive the favorable tax treatment provided in
Section 421(a) of the Code, Section 423(a) requires that the employee make no disposition of the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock transferred to him. If an employee disposes of Common Stock acquired pursuant to the Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the disposition, ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date the Common Stock was purchased (i.e., the date the option was exercised) over the option price. The Company would be allowed a deduction attributable to the transfer of the shares of Common Stock pursuant to the exercise of the option in the year of the disposition. Notwithstanding the foregoing, if the employee is subject to Section 16 of the Exchange Act at the time of the disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed, unless the employee elects to be taxed immediately. In addition, the amount of income recognized will be the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise). The amount recognized as ordinary compensation income will increase the employee's tax basis in such shares. Any gain or loss resulting from the disposition (i.e., the difference between the amount received by the employee and the employee's basis in the transferred shares) will be taxed as capital gain or loss. At the time of the disposition, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary compensation income.

     Amendment or Termination. The Board may amend or terminate the Plan for any reason, however, no amendment or termination may adversely affect the rights of any participant with respect to any grant previously made except as provided below, nor may any amendment increase the number of shares of Common Stock authorized for sale under the Plan without the approval of the shareholders of the Company. The Board, or its committee, may, without shareholder approval and without regard to whether any such amendment may adversely affect the rights of any participants, change the six month offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board, or its committee, determines advisable and which are consistent with the Plan.

     Transferability. Neither payroll deduction contributions credited to a participant's account nor options granted to an employee under the Plan are transferable other than by a properly executed beneficiary designation, by will or by the laws of descent and distribution.

     Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented, in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE PLAN.

                               STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Stock Option Plan (the "Stock Option Plan") to increase from 2,000,000 to 3,000,000 the number of shares of the Company's common stock issuable pursuant to options granted under the Stock Option Plan. The Stock Option Plan allows for the granting of (i) nonstatutory stock options ("NSOs"), which can be granted to employees of the Company or any subsidiary of the Company and non-employees (such as consultants and outside directors) and
(ii) tax-qualified incentive stock options ("ISOs"), which can be granted only to employees of the Company or any subsidiary of the Company. A prospective grantee of an option who is an employee may elect at the date of grant the number of options the employee prefers to receive as NSOs and as ISOs. The purpose of the Stock Option Plan is to enhance shareholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of any subsidiary of the Company by providing them with a means to acquire a proprietary interest in the Company's success. All current and former employees, consultants and members of the Board of Directors of the Company, and of any subsidiary of the Company are eligible to participate in the Stock Option Plan. As of December 31, 1999, 225 persons were eligible to participate in the Stock Option Plan.

     The aggregate number of shares of the Company's Common Stock that may be granted under the Stock Option Plan upon the exercise of either an NSO or ISO is currently 2,000,000. At the discretion of the Board, the Stock Option Plan may be administered by a committee of two or more non-employee Directors appointed by the Board. Optionee's under the Stock Option Plan shall be selected at the discretion of the Board or such committee from among those eligible participants who, in the opinion of the Board or such committee, are or were in a position to contribute materially to the Company's continued growth and development and to its long-term success. Subject to the provisions of the Stock Option Plan, the Board or such committee shall have complete discretion in determining the terms and conditions and number of options granted under the Stock Option Plan.

     Options granted under the Stock Option Plan may not have an exercise price that is less than the market price of the Company's Common Stock on the date of grant, and are to have a term not to exceed ten years (five years in the case of ISOs granted to persons who beneficially own more than ten percent of the Company's Common Stock). Unexercised options will terminate upon the earliest to occur of (i) the date set forth in the written option agreement, (ii) upon completion of any acquisition of the Company, (iii) upon termination of the optionee's employment with the Company for cause or (iv) in the case of ISOs, ninety days following the termination of the optionee's employment with the Company other than for cause (unless termination of employment is a result of the optionee's death or disability, in which event the option will terminate if not exercised within one year of the optionee's termination of employment with the Company). Nothing contained in the Stock Option Plan shall be construed to give any employee or consultant any right to continued employment or association with the Company. Each option under the Stock Option Plan shall be evidenced by a written option agreement that specifies the exercise price, the duration of the option, the number of shares of stock to which the option applies, and such vesting or exercisability restrictions and other terms and conditions which the Board or Committee may impose. Unless earlier terminated by the Board, the Stock Option Plan shall terminate on September 1, 2007, after which date no options may be granted under the Stock Option Plan. The Board may at any time terminate the Stock Option Plan and from time to time may amend or modify the Stock Option Plan, provided, however, that no such action of the Board, without approval of the shareholders, may: (i) increase the total amount of Common Stock that may be purchased through options granted under the Stock Option Plan; (ii) change the class of employees, consultants or members of the Board eligible to receive options under the Stock Option Plan or (iii) otherwise amend or modify the Stock Option Plan where approval of the shareholders is required by any law or regulation governing the Company. The principal federal income tax consequences of the grant and exercise of options under the Stock Option Plan are, in general, as follows:

NSOs

     1. Upon the issuance of an NSO, the optionee will have no taxable income and the Company will have no tax deduction.

     2. Upon the exercise of an NSO, the optionee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the underlying shares of stock at the time the option is exercised over the exercise price of the option for such shares.

     3. The amount of income recognized by the optionee will be deductible by the Company as compensation in the year in which ordinary income is recognized by the optionee by reason of exercise of the NSO, provided applicable withholding requirements are satisfied.

     4. An optionee's basis for the shares of stock acquired pursuant to the exercise of an NSO will be the option exercise price plus any amount recognized as ordinary income by reason of the exercise of the NSO.

     5. Upon the sale of the stock acquired pursuant to the exercise of an NSO, capital gain or loss will be realized by the optionee in the amount by which the sales price is greater or less than the basis of such stock. Currently such gain or loss will be long-term or short-term depending on whether the shares were held for more than twelve months after the option was exercised.

ISOS

     1. Upon the issuance of an ISO, the optionee will have no taxable income and the Company will have no tax deduction.

     2. The tax consequences upon the exercise of an ISO and later disposition of the shares of stock acquired thereby depend upon whether the optionee satisfies the holding period rule whereby the optionee must hold the shares for more than one year after exercise and two years after the date of issuance of the option.

     3. If the optionee satisfies the holding period rule, the optionee will not realize income upon exercise of the ISO (although the excess of the fair market value of the shares on the date of exercise over the option price must be included as an adjustment in computing alternative minimum taxable income) and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or loss, as the case may be.

     4. If the optionee fails to observe the holding period rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the fair market value at the date of exercise over the option price will be treated as ordinary income to the optionee, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on whether the shares were held for more than eighteen months after the option was exercised), and the Company will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

     The Company has not at the present time determined who will receive options to purchase the additional shares of Common Stock that will be authorized for issuance under the Stock Option Plan if the proposed amendment is approved. Approval of the proposal to amend the Stock Option Plan will require an affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting in favor or against the proposal.

PLAN BENEFITS

     The following table sets forth information concerning options that the Company issued to certain persons under the Stock Option Plan during the year ended December 31, 1999. The exercise price of those options is the price of the Company's common stock on the date of grant of the options.

                                                                                  NUMBER OF SHARES
                                                          AGGREGATE EXERCISE        COMMON STOCK
NAMES AND POSITION                                         PRICE OF OPTIONS     COVERED BY OPTIONS(1)
------------------                                        ------------------    ---------------------
J. Ralph Armijo.........................................        $6.125                  296,000
Ken Bero................................................        $3.000                  125,000
Greg Hanchin............................................        $5.040                   70,000
Pat Mawhinney...........................................        $5.920                  107,000
Michael Kranitz.........................................        $5.06                    83,333
Executive Group.........................................        $5.81                   681,000
Non-Executive Director Group............................        $6.36                    40,000
Non-Executive Officer Employee Group....................        $5.31                 1,063,000

     The closing sales price of the Company's common stock on September 1, 2000 was $8.0625 as reported on the Nasdaq National Market.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE COMPANY'S STOCK OPTION PLAN.

                     AMENDMENT TO ARTICLES OF INCORPORATION

     The Board of Directors has approved, subject to shareholder approval, the adoption of Navidec's Second Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit C. The sole purpose of the adoption of the Second Amended and Restated Articles of Incorporation is to create a class of Non-Voting Common Stock. Navidec's Amended and Restated Articles of Incorporation currently authorize the issuance of up to Twenty Million (20,000,000) shares of Common Stock, of which, as of September 1, 2000, 11,056,987, are currently issued and outstanding. Under the proposed amendment, 701,081 authorized but unissued shares would be classified as Non-Voting Common Stock. Upon issuance, each share of Non-Voting Common Stock would, at the election of the holder, be convertible into one share of Common Stock.

     Except for the right of holders to convert their shares of Non-Voting Common Stock into shares of Common Stock, and the lack of voting rights associated with the Non-Voting Common Stock, holders of Non-Voting Common Stock will have the same rights as the holders of Common Stock. Without limiting the generality of the foregoing, the Non-Voting Common Stock will be entitled to participate equally in all dividends, if any, payable with respect to the Common Stock and to share ratably in all assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, or upon any distribution of the assets of the Company.

     The proposed amendment to the Articles of Incorporation is required by the Company's contractual agreement with WFC Holdings Corporation ("WFC"), an affiliate of Wells Fargo & Company, pursuant to which the $6,200,000 promissory note (the "Note") issued by the Company to WFC on September 30, 1999 is to be converted into 701,081 shares of Non-Voting Common Stock upon the authorization of such class of shares. WFC's investment in the Company in September 1999 consisted of the purchase of (A) 380,000 shares of Common Stock for $3,800,000 and (B) the Note. The conversion of the Note into 701,081 shares of the Company's stock was determined, in accordance with the terms of the Note, based upon a formula which adjusts the number of shares of the Company acquired by WFC based upon the $9.25 per share price of the Company's Common Stock in the public offering that was consummated on October 20, 1999. As a result of the adjustment, WFC will have acquired for its $10,000,000 investment in the Company an aggregate of 1,081,081 shares of stock, reflecting a purchase price of $9.25 per share.

     Under the terms of the Note and the Stock and Note Purchase Agreement pursuant to which the Note was purchased by WFC, the Company is obligated to create a class of Non-Voting Common Stock and to use reasonable efforts to obtain shareholder approval for such class of stock. WFC is obligated under the terms of the Purchase Agreement to vote the 380,000 shares of Common Stock it currently owns in favor of the proposal to amend the Articles of Incorporation. Upon the authorization of the Non-Voting Common Stock, the Note will, in accordance with its terms, automatically convert into 701,081 shares of Non-Voting Common Stock.

     The conversion of the Note into Non-Voting Common Stock, as opposed to Common Stock with voting rights, is necessary because WFC is subject to the Bank Holding Company Act (the "Bank Act") which prohibits it from holding more than 4.9% of any class of the Company's voting securities. At such time, if ever, that the Bank Act permits WFC to own more than 4.9% of the Company's voting securities, the Company anticipates that WFC will elect to convert the maximum permitted amount of its Non-Voting Common Stock into shares of voting Common Stock. The Non-Voting Common Stock will not be used for any purpose other than to satisfy the Company's contractual obligations with WFC. If any shares of Non-Voting Common Stock are converted into Common Stock, such shares of Non-Voting Common Stock shall be canceled and the Company will not be permitted to reissue such shares.

     During the period that WFC holds the Note, it is entitled to the rights of an unsecured creditor of the Company, which rights are superior to those of the holders of the Company's Common Stock. Upon conversion of the Note into shares of Non-Voting Common Stock, WFC will lose its rights as a creditor and, thereafter, WFC will have the same rights as all other holders of the Company's Common Stock (with the exception of voting rights). In addition, pursuant to the terms of the Note, if the Company does not create a class of Non-Voting Common Stock prior to December 31, 2000, WFC may, at its option (i) require mandatory prepayment of the Note and accrued interest at the rate of seven percent per annum, or (ii) require the Company to purchase the Note for an amount equal to product of (A) the number of shares into which the Note can be converted and (B) the ten (10) day average closing price of the Company's shares. Furthermore, if the Non-Voting Common Stock has not been created prior to December 31, 2000, the Note provides that the number of shares of stock into which the Note is to be converted will automatically increase by five percent (5%) compounded for each full or partial month that passes until the Non-Voting Common Stock is authorized.

     Due to the terms of the Note and the superior rights of creditors over equity holders, the holders of the Company's Common Stock will benefit from the creation of a class of Non-Voting Common Stock and the resulting mandatory conversion of the Note to Non-Voting Common Stock. The Company does not believe that there are any economic costs to its shareholders associated with the creation of the Non-Voting Common Stock; however, as described above, the Note provides for economic costs to the Company if a class of Non-Voting Common Stock is not created. Given the limited number of shares of Non-Voting Common Stock being authorized (which, based on the number of shares outstanding as of September 1, 2000, would represent approximately six percent of the Company's issued and outstanding capital stock), the Company does not believe that there are any anti-takeover effects resulting from the approval of a class of Non-Voting Common Stock.

     Approval of the proposal to amend Navidec's current Amended and Restated Articles of Incorporation by adopting the Second Amended and Restated Articles of Incorporation will require an affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting in favor or against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN A FAVOR OF THE PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CREATE A CLASS OF NON-VOTING COMMON STOCK.

                             SHAREHOLDER PROPOSALS

     The Company plans to hold the 2001 Annual Meeting of Shareholders in July of 2001. Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company on or before January 31, 2001 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy.

     In order for a shareholder proposal which is not intended to be included in Navidec's Proxy Statement or form of Proxy to be considered timely for the 2001 Annual Meeting, the shareholder proposal must be received by the Company no later than April 15, 2001.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The annual report on Form 10-K of Navidec for the fiscal year ended December 31, 1999 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this proxy statement.

     Upon the written consent of any stockholder, management will provide, free of charge, a copy of the exhibits to Navidec's annual report on Form 10-K for the fiscal year ended December 31, 1999. Requests should be directed to Secretary, Navidec, Inc., 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. You may also access and read our SEC filings, including exhibits to our annual report on Form 10-K for the fiscal year ended December 31, 1999, through the SEC's Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                                    AUDITORS

     The Company has selected Arthur Andersen LLP to continue as its independent public accountants for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP are not expected to attend the Annual Meeting and, accordingly, will not have an opportunity to make a statement or respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ J. RALPH ARMIJO
                                          J. Ralph Armijo
                                          Chief Executive Officer, President and
                                          Director

September 8, 2000.
NAVIDEC, INC.

                                   EXHIBIT A

                                 NAVIDEC, INC.
                         CHARTER OF THE AUDIT COMMITTEE

     PURPOSE: The Audit Committee will make such examinations as are necessary to monitor Navidec, Inc. and its subsidiaries' (the "Company") systems of internal accounting control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

     MEMBERSHIP: The Audit Committee shall initially consist of two members until such time as the third independent director is appointed by the Board of Directors, which shall occur no later than November 1, 2000. Each of the Audit Committee members:

          1. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

          2. Will have the ability to read and understand financial statements, including balance sheets, income statements and cash flow statements; and

          3. Will (i) be an independent director; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its stockholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination in the Company's next annual proxy statement, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer of the Company, or an immediate family member of a current employee or officer.

     RESPONSIBILITIES: The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

          2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

          3. Reviewing the independent auditors' proposed audit scope, approach, and independence.

          4. Conducting a review before release of the audited financial statements and audit findings, including any significant suggestions for improvements, provided to management by the independent auditors and conducting a review of Management's Discussion and Analysis in the Company's annual report on Form 10-K.

          5. Reviewing the performance of the independent accountants, who shall be accountable to the Board and the Audit Committee.

          6. Recommending the appointment of independent auditors to the Board of Directors.

          7. Reviewing fee arrangements with the independent auditors.

          8. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

          9. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

          10. Reviewing management's monitoring of compliance with the Foreign Corrupt Practices Act;

          11. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          12. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          13. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          14. Reviewing related party transactions for potential conflicts of interest;

          15. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

          16. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

     MEETINGS: The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent accountant of the Company, after completion but prior to release of materials, at such times as it deems appropriate, to review the independent accountant's examinations and management reports.

     MINUTES: The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                   EXHIBIT B

                                    NAVIDEC

                          EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Navidec.

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS.

     a) "Board" shall mean the Board of Directors of the Company.

     b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     c) "Common Stock" shall mean the Common Stock of the Company.

     d) "Company" shall mean Navidec, a Colorado corporation.

     e) "Compensation" shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

     f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

     h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     i) "Employee" shall mean any person, including an Officer, who is customarily employed for at least ten (10) hours per week by the Company or one of its Designated Subsidiaries.

     j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     k) "Exercise Date" shall mean the last day of each Offering Period of the Plan.

     l) "Purchase Date" shall mean the last day of each Purchase Period of the Plan.

     m) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

     n) "Offering Period" shall mean a period of six months commencing on July 1 and January 1 of each year except as otherwise indicated by the Company.

     o) "Plan" shall mean this Employee Stock Purchase Plan.

     p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. ELIGIBILITY.

     a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS.

     a) The Plan shall be implemented by a series of Offering Periods of six months duration, with new Offering Periods commencing on July 1 and January 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Period with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering at a time.

5. PARTICIPATION.

     a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the whole number percentage of the participant's Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

     b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, that unless sooner terminated by the participant as provided in Section 10, provided however, that any payroll paid within ten (10) business days preceding the Exercise Date will be included in the subsequent Offering Period.

     c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the Committee in its discretion.

6. METHOD OF PAYMENT OF CONTRIBUTIONS.

     a) The participants shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (in whole number increments) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

7. GRANT OF OPTION.

     a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Company's

        Common Stock determined by dividing such Employee's Contribution accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of the Company's Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be 5,000 shares, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in
        Section 7(b).

     b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for date preceding the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing price), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date preceding the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, including, but not limited to, direct deposit into a book entry account or brokerage account, the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares on the Exercise Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10. VOLUNTARY WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to five business days prior to the Exercise Date of the Offering Period by completing a Company approved notification All of the participant's Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

     b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

     c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least ten hours per week during the Offering Period in which the employee is participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

     d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

12. STOCK.

     a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be that number of shares approved by the shareholders, but not fewer than 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

     b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the "Street Name" of a Company approved broker.

13. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14. DESIGNATION OF BENEFICIARY.

     a) A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of an Offering Period.

     b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the estate of the participant.

15. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as election to withdraw funds in accordance with
Section 10.

16. USE OF FUNDS. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

     a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the even of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that this or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets of merger.

19. AMENDMENT OR TERMINATION.

     a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

     b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, The Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. CONDITIONS UPON ISSUANCE OF SHARES.

     a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     c) Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

22. TERM OF PLAN; EFFECTIVE DATE. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated under Section 19.

23. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24. NO RIGHT TO EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation.

25. INDEMNIFICATION. To the extent permitted by law, each person who is or shall have been a member of the Board and the plan administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a Subsidiary may have to indemnify them or hold them harmless.

                                   EXHIBIT C

                          SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                 NAVIDEC, INC.

     We, the undersigned, as President and Secretary of Navidec, Inc., a Colorado corporation (the "Corporation"), adopt the following Second Amended and Restated Articles of Incorporation, pursuant to the provisions of the Colorado Business Corporation Act.

     These Second Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation of the Corporation; they have been duly adopted as required by law; and they supersede the original Articles of Incorporation of the Corporation as originally filed on June 17, 1993 and all amendments thereto. The number of votes cast for these Second Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

     The Second Amended and Restated Articles of Incorporation shall read as follows:

          FIRST: The name of the Corporation is Navidec, Inc.

          SECOND: The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the Corporation may do everything necessary, suitable, or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease, and convey real and personal property in any of such places.

          THIRD: (a) The aggregate number of shares which the Corporation shall have authority to issue is 20,000,000 shares of common stock, without par value, of which 19,298,919 shares shall be designated common stock ("Common Stock") and 701,081 shares shall be designated non-voting common stock ("Non-Voting Common Stock" and, together with the Common Stock, the "Common Shares"). Each share of Non-Voting Common Stock shall, at the option of the holder of such share, be converted into one share of Common Stock. No share of Non-Voting Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. Each share of common stock outstanding or reserved for issuance as of the effective date of these Second Amended and Restated Articles of Incorporation shall be deemed to be a share of Common Stock. The shares of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act. The holders of Common Shares shall be entitled to receive the net assets of the Corporation upon dissolution.

          (b) Each record holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each such shareholder shall have as many votes for each share of Common Stock held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

          (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders of a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

          FOURTH: The number of directors of the Corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors.

          FIFTH: The street address of the registered office of the Corporation is 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. The name of the registered agent of the Corporation at such address is J. Ralph Armijo.

          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

          (a) Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest.

          To the full extent permitted by Colorado law, no conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if:

             (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

             (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or

             (C) a conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved or ratified in good faith by a vote of the shareholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies the conflicting interest transaction.

          The board of directors or a committee thereof shall not authorize (i) a loan by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest or (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, pursuant to paragraph (A) above until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

          (b) Indemnification. The Corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary, or employee of the Corporation against any claim, liability, or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary, or employee of the Corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary, or agent at the Corporation's request. The Corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

          (c) Limitation on Director's Liability. No director of this Corporation shall have any personal liability for monetary damages to the Corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the Corporation or its shareholders for monetary damages for any breach, act, omission, or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

                                          NAVIDEC, INC.

                                          By:
                                            ------------------------------------
                                            J. Ralph Armijo, President

                                          By:
                                            ------------------------------------
                                            Patrick R. Mawhinney, Secretary

DATED this           day of October, 2000.

        [DOWN ARROW GRAPHIC]  FOLD AND DETACH HERE  [DOWN ARROW GRAPHIC]
 ................................................................................

                                     PROXY

The undersigned shareholder of NAVIDEC, Inc., a Colorado corporation, hereby appoints Ralph Armijo, President and Chief Executive Officer of NAVIDEC, Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, at 1:30 P.M. on October 12, 2000, and at any adjournment thereof, and to vote my shares on any matter or resolution that may come before the meeting and to take any other action which I could personally take if present at the meeting.

      PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                             SEE REVERSE
                                                                 SIDE

        [DOWN ARROW GRAPHIC]  FOLD AND DETACH HERE  [DOWN ARROW GRAPHIC]
 ................................................................................

            PLEASE MARK YOUR
     [X]    VOTES AS IN THIS
            EXAMPLE.

Management has nominated the five following persons to stand for election.
                   FOR    WITHHELD
 1.  Election of   [ ]      [ ]     NOMINEES:  J. Ralph Armijo, Lloyd G. Chavez, Jr.,
     Directors:                                Andrew Davis, Gerald A. Marroney,
                                               and Patrick Mawhinney
                                               Other(s):
YOU MAY VOTE "FOR" OR YOU MAY WITHHOLD YOUR VOTE FROM ANY OF THOSE PERSONS NOMINATED
AND VOTE "FOR" A PERSON NOMINATED BY OTHERS OR WRITE IN YOUR OWN NOMINEE.

--------------------------------------------------------------------------------------

       2.  Employee Stock Purchase Plan: MANAGEMENT      FOR      AGAINST     ABSTAIN
           RECOMMENDS A VOTE "FOR" THE PROPOSED          [ ]        [ ]         [ ]
           EMPLOYEE STOCK PURCHASE PLAN.
       3.  Stock Option Plan: MANAGEMENT RECOMMENDS A    FOR      AGAINST     ABSTAIN
           VOTE "FOR" THE PROPOSED AMENDMENT TO THE      [ ]        [ ]         [ ]
           STOCK OPTION PLAN.
       4.  Adoption of Navidec's Second Amended and      FOR      AGAINST     ABSTAIN
           Restated Articles of Incorporation:           [ ]        [ ]         [ ]
           MANAGEMENT RECOMMENDS A VOTE "FOR" THE
           PROPOSAL TO ADOPT THE COMPANY'S SECOND
           AMENDED AND RESTATED ARTICLES OF
           INCORPORATION IN ORDER TO AUTHORIZE A NEW
           CLASS OF NON-VOTING COMMON STOCK.
      FAILURE TO CHECK ANY OF THESE BOXES FOR EACH PROPOSAL WILL GIVE J. RALPH ARMIJO
      THE AUTHORITY TO VOTE THE PROXY AT HIS DISCRETION. THIS PROXY GIVES AUTHORITY TO
      MY PROXY TO VOTE FOR ME ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS
      MEETING.

                                                              Title             Date
           --------------------------------------                    ---------        ---------
       (Sign exactly as name appears on certificate)

                                                              Title             Date
           --------------------------------------                    ---------        ---------
                 Signature if held jointly